EXHIBIT (I)
                            FINN DIXON & HERLING LLP
                                ATTORNEYS AT LAW
                               ONE LANDMARK SQUARE
                        STAMFORD, CONNECTICUT 06901-2689
                            TELEPHONE (203) 325-5000
                            FACSIMILE (203) 348-5777

                                                              December 17, 1999

TrueCrossing Funds
Two Portland Square
Portland, Maine  04101

Ladies and Gentlemen:

         We have acted as special counsel for TrueCrossing Funds, a Delaware business trust with transferable shares (the "Trust"), in connection with the organization of the Trust, and the registration statement on Form N-1A (the "Registration Statement") of (a) the Trust under the Investment Company Act of 1940, as amended (the "1940 Act") and (b) an indefinite number of shares of beneficial interest of each of the Trust's TrueCrossing Growth Fund (the "Fund") under the Securities Act of 1933, as amended, filed with the Securities and Exchange Commission on July 29, 1999 (File Nos. 811-09509 and 333-84031, respectively), as amended.

         In rendering the opinion set forth herein, we have participated in the preparation of the Registration Statement and the prospectus contained therein (the "Prospectus") relating to such shares and we have examined originals, telecopies or photocopies, certified or otherwise identified to our satisfaction, of such records of the Trust and all such agreements, certificates of public officials, certificates of officers or representatives of the Trust and others, and such other documents, certificates and corporate or other records as we have deemed necessary or appropriate as a basis for this opinion. As to all matters of fact (including, without limitation, matters of fact set forth in this opinion), we have relied upon and assumed the accuracy of statements and representations of officers and other representatives of the Trust and others. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons signing or delivering any instrument, the authority of all persons signing the Registration Statement, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, certified or otherwise, and the authenticity of the originals of such documents.

         Based on the foregoing, and in reliance thereon, and subject to the qualifications, assumptions and exceptions heretofore and hereinafter set forth, we are of the opinion that:

         1. The Trust has been duly organized and is validly existing as a business trust with transferable shares of the type commonly called a Delaware business trust.

         2. The Trust is authorized to issue an unlimited number of shares. The shares to be offered for sale by the Prospectus (the "Shares") have been duly and validly authorized by all requisite action of the Trustees of the Trust and no action of the shareholders of the Trust is required in connection therewith.

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         3.  When  the  Shares  have  been  duly  sold,  issued  and paid for as contemplated by the Prospectus, they will be validly and legally issued, fully paid and non-assessable by the Trust.

         We do not express, or purport to express, any opinion with respect to the laws of any jurisdiction other than the laws of the State of Connecticut, the Delaware business trust laws and the federal securities laws of the United States of America. This opinion does not extend to the securities or "blue sky" laws of any state.

         We hereby consent to the filing of this letter as an exhibit to the Registration Statement and further consent to the use of our name under the heading "Legal Counsel" in the Statement of Additional Information of the Fund. This opinion is given as of the date hereof and we assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter occur or come to our attention or any changes in law which may hereafter occur.

                                                    Very truly yours,

                                                    /s/ FINN DIXON & HERLING LLP

                                                        FINN DIXON & HERLING LLP














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